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                           [ARTHUR ANDERSEN LLP LOGO]


OFFICE OF THE CHIEF ACCOUNTANT                         ARTHUR ANDERSEN LLP
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.                                 225 Franklin Street
WASHINGTON, D.C. 20549                                 Boston, MA 02110

                                                       Tel 617-330-4200
                                                       Fax 617-439-9731
                                                       www.andersen.com

June 28, 2002

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager of the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer associated with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 27, 2002 of National Dentex filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Cc:
Richard F. Becker, Jr.
Chief Financial Officer,
National Dentex Corporation